EXHIBIT 4.1

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

________________________

Seventieth Supplemental Indenture

Providing among other things for two series of bonds designated
"First Mortgage Bonds, 4.77% Series due 2029"

Due May 1, 2029

and

"First Mortgage Bonds, 6.10% Series due 2056"

Due May 1, 2056

_____________________

Dated as of May 1, 2026

SEVENTIETH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of May, 2026, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the "Company"), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, New York, New York 10013, as trustee (the "Trustee"), under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (this "Seventieth Supplemental Indenture") being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Original Mortgage, as theretofore supplemented and amended) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto and amendatory thereof, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Sixty-ninth Supplemental Indentures and, if the context shall so require, as to be supplemented by this Seventieth Supplemental Indenture, being herein sometimes called the "Mortgage"); and

WHEREAS the Original Mortgage and the First Supplemental Indenture, dated as of October 1, 1952, through the Twenty-fifth Supplemental Indenture, dated as of October 1, 1989, were appropriately filed and recorded in the various official records in the States of Washington, Idaho and Montana, as set forth in such Supplemental Indentures and in the Twenty-sixth Supplemental Indenture, dated as of April 1, 1993; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on additional properties of the Company located in the State of Oregon and additional counties in the State of Montana, the Company executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in Oregon and Montana, as set forth in the aforesaid Twenty-sixth Supplemental Indenture; and

WHEREAS the aforesaid Twenty-sixth Supplemental Indenture through the Twenty-ninth Supplemental Indenture, dated as of December 1, 2001, were appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the Twenty-seventh Supplemental Indenture, dated as of January 1, 1994, through the Thirtieth Supplemental Indenture, dated as of May 1, 2002; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on all its properties (other than specifically excepted property), including all real properties owned in fee, which were specifically described or referred to in Exhibit B to such instrument, all easements and other interests in and rights to use real property and all equipment and fixtures, the Company executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Original Mortgage, as then supplemented and amended, on additional properties of the Company located in an additional county in the State of Oregon, the Company executed and delivered a Memorandum of Mortgage and Security Agreement, dated as of May 29, 2003, in furtherance of and supplemental to the Original Mortgage, as then supplemented and amended, and such instrument was appropriately filed and recorded in the various official records in the State of Oregon; and

WHEREAS the aforesaid Thirtieth Supplemental Indenture through the Sixty-eighth Supplemental Indenture, dated as of June 1, 2023, were appropriately filed and recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the Thirty-first Supplemental Indenture, dated as of May 1, 2003, through the Sixty-ninth Supplemental Indenture, dated as of July 1, 2025; and

WHEREAS the aforesaid Sixty-ninth Supplemental Indenture, dated as of July 1, 2025, has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and

WHEREAS the Company now desires to create two new series of bonds; and

WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer's Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS the execution and delivery by the Company of this Seventieth Supplemental Indenture and the terms of the Bonds of the Seventy-first Series and the Bonds of the Seventy-second Series, each hereinafter referred to, have been duly authorized by all necessary corporate action including appropriate Resolutions of the Board of Directors of the Company, and all things necessary to make this Seventieth Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company's franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The Company hereby acknowledges that, as of the date of this Seventieth Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date of the Original Mortgage (except any in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, drones, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code (or similar law) as in effect in the jurisdiction in which such property is located; and (6) any property released pursuant to any provisions of the Mortgage and not disposed of by the Company and improvements, extensions and additions thereto and renewals and replacements thereof; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII of the Original Mortgage, as heretofore amended.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Seventieth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Seventy-first Series of Bonds
SECTION 1.
(I) There shall be a series of bonds designated "First Mortgage Bonds, 4.77% Series due 2029" (herein sometimes referred to as the "Bonds of the Seventy-first Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof is set forth on Exhibit D hereto. The Bonds of the Seventy-first Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the

Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.
(II)
The Bonds of the Seventy-first Series shall have the following terms and characteristics:
(a)
the Bonds of the Seventy-first Series shall be limited in aggregate principal amount to $90,000,000 (except for Bonds of such series authenticated and delivered upon transfer of or in exchange for, or in lieu of, other Bonds of such series);
(b)
the principal of the Bonds of the Seventy-first Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);
(c)
the Bonds of the Seventy-first Series shall bear interest at the rate of four and seventy-seven one-hundredths per centum (4.77%) per annum; interest on the Bonds of such series shall accrue from and including May 14, 2026, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on the Bonds of such series shall be payable on each Interest Payment Date and at Maturity (each as hereinafter defined); and interest on the Bonds of such series during any period less than one year for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;
(d)
the principal of and premium, if any, and interest on each Bond of the Seventy-first Series payable at Maturity shall be payable to the registered owner thereof upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Seventy-first Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and, provided, further, that, so long as any Bond of the Seventy-first Series shall be held by (i) the original purchaser thereof under the Bond Purchase Agreement (as hereinafter defined) or (ii) any other Institutional Investor (as hereinafter defined) that (A) is the direct or indirect transferee of such Bond from such original purchaser and (B) has made the same agreement relating to such Bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on such Bond of the Seventy-first Series shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid.
(e)
(i) Prior to the Par Call Date (as hereinafter defined), the Bonds of the Seventy-first Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to the greater of

(A) 100% of the principal amount of the Bonds of such series being redeemed and

(B) (I) the sum of the present values of the remaining scheduled payments of principal of and interest on the Bonds of such series being redeemed (assuming, for this purpose, that the Bonds of such series were stated to mature on the Par Call Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, less (II) interest accrued to the redemption date, plus, in the case of either (A) or (B) above, whichever is applicable, accrued and unpaid interest on such Bonds to the date of redemption.

(ii)
On or after the Par Call Date, the Bonds of the Seventy-first Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Bonds of such series being redeemed plus accrued and unpaid interest on such Bonds to the date of redemption.
(f)
(i) "Par Call Date", with respect to the Bonds of the Seventy-first Series, means April 1, 2029;
(ii)
"Treasury Yield" means, with respect to any redemption of Bonds of the Seventy-first Series, the yield to maturity determined as follows for the latest day for which yields for Treasury constant maturities are reported on H.15 (as hereinafter defined) as of the Calculation Date (as hereinafter defined):

(A) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the "Remaining Life"); or

(B) if there is no such Treasury constant maturity on H.15 having a term exactly equal to the Remaining Life, the yield to maturity determined by linear interpolation on a straight-line basis between (I) the yield for the Treasury constant maturity reported on H.15 with the term next longer than the Remaining Life and (II) the yield for the Treasury constant maturity so reported with the term next shorter than the Remaining Life, or

(C) if there is no such Treasury constant maturity on H.15 shorter than the Remaining Life, or there is no such Treasury constant maturity on H.15 longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

The Treasury Yield shall be rounded to three decimal places. The Treasury Yield shall be calculated as of the third Business Day (as hereinafter defined) preceding the earlier of (X) the date notice of redemption is mailed to holders of Bonds of the Seventy-first Series and

(Y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the "Calculation Date"). For purposes of this paragraph, the applicable Treasury constant maturity shall be deemed to have a term equal to the number of years, months and days, as applicable, from the redemption date of the Bonds to be redeemed to the Par Call Date.

If, on the third business day preceding the Calculation Date, H.15 is no longer published or, if published, no longer contains the yields for nominal Treasury constant maturities, the Treasury yield shall be the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the Calculation Date of:

(A)
the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable, in either case subject to clause (C) below; or
(B)
if there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the United States Treasury security with a maturity date next preceding the Par Call Date, subject to clause (C) below; or
(C)
if there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities otherwise meeting the criteria of clause (A) or clause (B) above, the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such securities at such time.

In determining the Treasury yield in accordance with this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, rounded to three decimal places.

(iii)
"H.15" means the daily statistical release entitled "Selected Interest Rates (Daily) – H.15", or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body; and, in any case, references to H.15 shall be deemed to contemplate, in particular, the information under the caption "U.S. governmental securities – Treasury constant maturities – Nominal" (or any successor caption or heading containing similar information).

(iv)
The Company's actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
(g)
If less than all of the outstanding Bonds of the Seventy-first Series are to be redeemed in accordance with paragraph (h) above, the principal amount to be redeemed shall be prorated among all of the holders of the Bonds of such series in the proportion that their respective holdings bear to the aggregate principal amount of such Bonds outstanding on the date of selection. The portion of any Bond of such series to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds of such series and the portions thereof so selected for redemption.
(h)
(i) If the Company shall have reasonably determined that it is reasonably likely that any Purchaser (as hereinafter defined) is a "specified foreign entity" (as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended), then the Bonds of the Seventy-first Series held by such Purchaser shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, at a redemption price of 100% of the principal amount of the Bonds to be redeemed plus accrued and unpaid interest to the date of redemption. If there shall be more than one such Purchaser, the Company shall determine the Purchaser or Purchasers whose Bonds of the Seventy-first Series are to be redeemed in accordance with this paragraph (h) and the principal amount of Bonds of each such Purchaser to be redeemed and shall notify the Trustee thereof. Notwithstanding Section 52 of the Original Mortgage, as heretofore amended, notice of redemption of Bonds under this paragraph (h) shall be given not less than five (5) Business Days before the date fixed for redemption.
(ii)
The Company's determinations under this paragraph (h) shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to verify or investigate the Company's determinations under this paragraph (h).
(i)
Except as provided in this subsection (II) of Section 1,
(i)
the Bonds of the Seventy-first Series shall not be redeemable prior to the Stated Maturity Date; and
(ii)
no amount other than the principal of and interest on the Bonds of the Seventy-first Series shall be payable in respect of the Bonds of the Seventy-first Series at Maturity (as hereinafter defined) or otherwise.
(j)
in the event of any conflict between the provisions of Section 12.2(c) of the Bond Purchase Agreement and the provisions of the Mortgage, Section 12.2(c) of the Bond Purchase Agreement shall govern.
(III)
At the option of the registered owner, any Bonds of the Seventy-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of

Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.

The Bonds of the Seventy-first Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Seventy-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Seventy-first Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Seventy-first Series for a period of 10 days next preceding any Interest Payment Date or any selection of such Bonds for redemption, nor shall it be required to make any transfer or exchange of any Bonds of the Seventy-first Series which shall have been selected for redemption in whole or in part.

Unless and until the Company shall have delivered to the Trustee a written order to the contrary, the Bonds of the Seventy-first Series shall bear a legend as to restrictions on transfer substantially as set forth below:

The Bonds evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, pledged or otherwise transferred in contravention of the Securities Act.

(IV)
For all purposes of this Seventieth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Seventy-first Series, shall have the meanings specified below:

"Bond Purchase Agreement" means the Bond Purchase Agreement, dated May 14, 2026, relating to the Bonds of the Seventy-first Series, between the Company and the purchasers listed on Schedule A thereto.

"Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

"Institutional Investor" means (a) any original purchaser of a Bond of the Seventy-first Series, (b) any holder of a Bond of the Seventy-first Series holding (together with one or more of its affiliates) more than $1,000,000 in aggregate principal amount of the Bonds of the Seventy-first Series, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"Interest Payment Date" means May 1 and November 1 in each year, commencing November 1, 2026.

"Maturity" means the date on which the principal of the Bonds of the Seventy-first Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.

"Purchaser" means any purchaser listed on Schedule A to the related Bond Purchase Agreement.

"Record Date", with respect to any Interest Payment Date, means the close of business on the seventh Business Day preceding such Interest Payment Date.

"Stated Maturity Date" means May 1, 2029.

(V)
Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Seventy-first Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:
(a)
an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds of the Seventy-first Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or
(b)
an Opinion of Counsel to the effect that the holders of such Bonds of the Seventy-first Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
(VI)
Anything in this Seventieth Supplemental Indenture or the Bonds of the Seventy-first Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Seventy-first Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided, however, that if the Maturity date of any Bond of the Seventy-first Series is a date other than a Business Day, the payment otherwise due at Maturity shall be made on the next succeeding

Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
(VII)
The Bonds of the Seventy-first Series shall have such further terms as are set forth in Exhibit D hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.
ARTICLE II

Seventy-second Series of Bonds
SECTION 1.
(I) There shall be a series of bonds designated "First Mortgage Bonds, 6.10% Series due 2056" (herein sometimes referred to as the "Bonds of the Seventy-second Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof is set forth on Exhibit E hereto. The Bonds of the Seventy-second Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.
(II)
The Bonds of the Seventy-second Series shall have the following terms and characteristics:
(a)
the Bonds of the Seventy-second Series shall be limited in aggregate principal amount to $140,000,000 (except for Bonds of such series authenticated and delivered upon transfer of or in exchange for, or in lieu of, other Bonds of such series);
(b)
the Bonds of the Seventy-second Series may be authenticated and delivered in whole at any time or in part from time to time; all Bonds of the Seventy-second Series shall be identical in all respects, except that any such Bonds originally authenticated and delivered on different dates shall differ as to the Initial Interest Accrual Date (as hereinafter defined); and on and after the first Interest Payment Date (as hereinafter defined) to which interest on all Bonds of the Seventy-second Series then outstanding has been paid, all such Bonds shall be identical in all respects.
(c)
the principal of the Bonds of the Seventy-second Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);
(d)
the Bonds of the Seventy-second Series shall bear interest at the rate of six and ten one-hundredths per centum (6.10%) per annum; interest on the Bonds of such series shall accrue from the Initial Interest Accrual Date (as hereinafter defined), except as otherwise provided in the form of bond attached hereto as Exhibit E; interest on the Bonds of such series shall be payable on each Interest Payment Date and at Maturity (each as hereinafter defined); and interest on the Bonds of such series during any period less than one year for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;

(e)
the principal of and premium, if any, and interest on each Bond of the Seventy-second Series payable at Maturity shall be payable to the registered owner thereof upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Seventy-second Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and, provided, further, that, so long as any Bond of the Seventy-second Series shall be held by (i) the original purchaser thereof under the Bond Purchase Agreement (as hereinafter defined) or (ii) any other Institutional Investor (as hereinafter defined) that (A) is the direct or indirect transferee of such Bond from such original purchaser and (B) has made the same agreement relating to such Bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on such Bond of the Seventy-second Series shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid.
(f)
(i) Prior to the Par Call Date (as hereinafter defined), the Bonds of the Seventy-second Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to the greater of

(A) 100% of the principal amount of the Bonds of such series being redeemed and

(B) (I) the sum of the present values of the remaining scheduled payments of principal of and interest on the Bonds of such series being redeemed (assuming, for this purpose, that the Bonds of such series were stated to mature on the Par Call Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, less (II) interest accrued to the redemption date, plus, in the case of either (A) or (B) above, whichever is applicable, accrued and unpaid interest on such Bonds to the date of redemption.

(ii)
On or after the Par Call Date, the Bonds of the Seventy-second Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Bonds of such series being redeemed plus accrued and unpaid interest on such Bonds to the date of redemption.

(g)
(i) "Par Call Date", with respect to the Bonds of the Seventy-second Series, means November 1, 2055;
(ii)
"Treasury Yield" means, with respect to any redemption of Bonds of the Seventy-second Series, the yield to maturity determined as follows for the latest day for which yields for Treasury constant maturities are reported on H.15 (as hereinafter defined) as of the Calculation Date (as hereinafter defined):

(A) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the "Remaining Life"); or

(B) if there is no such Treasury constant maturity on H.15 having a term exactly equal to the Remaining Life, the yield to maturity determined by linear interpolation on a straight-line basis between (I) the yield for the Treasury constant maturity reported on H.15 with the term next longer than the Remaining Life and (II) the yield for the Treasury constant maturity so reported with the term next shorter than the Remaining Life, or

(C) if there is no such Treasury constant maturity on H.15 shorter than the Remaining Life, or there is no such Treasury constant maturity on H.15 longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

The Treasury Yield shall be rounded to three decimal places. The Treasury Yield shall be calculated as of the third Business Day (as hereinafter defined) preceding the earlier of (X) the date notice of redemption is mailed to holders of Bonds of the Seventy-second Series and (Y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the "Calculation Date"). For purposes of this paragraph, the applicable Treasury constant maturity shall be deemed to have a term equal to the number of years, months and days, as applicable, from the redemption date of the Bonds to be redeemed to the Par Call Date.

If, on the third business day preceding the Calculation Date, H.15 is no longer published or, if published, no longer contains the yields for nominal Treasury constant maturities, the Treasury yield shall be the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the Calculation Date of:

(A)
the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable, in either case subject to clause (C) below; or
(B)
if there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the United States Treasury security with a maturity date next preceding the Par Call Date, subject to clause (C) below; or
(C)
if there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities otherwise meeting the criteria of clause (A) or clause (B) above, the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such securities at such time.

In determining the Treasury yield in accordance with this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, rounded to three decimal places.

(iii)
"H.15" means the daily statistical release entitled "Selected Interest Rates (Daily) – H.15", or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body; and, in any case, references to H.15 shall be deemed to contemplate, in particular, the information under the caption "U.S. governmental securities – Treasury constant maturities – Nominal" (or any successor caption or heading containing similar information).
(iv)
The Company's actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
(h)
If less than all of the outstanding Bonds of the Seventy-second Series are to be redeemed in accordance with paragraph (g) above, the principal amount to be redeemed shall be prorated among all of the holders of the Bonds of such series in the proportion that their respective holdings bear to the aggregate principal amount of such Bonds outstanding on the date of selection. The portion of any Bond of such series to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds of such series and the portions thereof so selected for redemption.
(i)
(i) If the Company shall have reasonably determined that it is reasonably likely that any Purchaser (as hereinafter defined) is a "specified foreign entity" (as defined in Section 7701(a)(51)(B) of the Internal revenue Service Code of 1986, as amended), then the Bonds of the Seventy-second Series held by such Purchaser shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, at a redemption price of 100% of the principal amount of the Bonds to be redeemed plus accrued and unpaid interest to the date of redemption. If there shall be more than one such Purchaser, the Company shall determine the Purchaser or Purchasers whose Bonds of the

Seventy-second Series are to be redeemed in accordance with this paragraph (i) and the principal amount of Bonds of each such Purchaser to be redeemed and shall notify the Trustee thereof. Notwithstanding Section 52 of the Original Mortgage, as heretofore amended, notice of redemption of Bonds under this paragraph (i) shall be given not less than five (5) Business Days before the date fixed for redemption.
(ii)
The Company's determinations under this paragraph (i) shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to verify or investigate the Company's determinations under this paragraph (i).
(j)
Except as provided in this subsection (II) of Section 1,
(i)
the Bonds of the Seventy-second Series shall not be redeemable prior to the Stated Maturity Date; and
(ii)
no amount other than the principal of and interest on the Bonds of the Seventy-second Series shall be payable in respect of the Bonds of the Seventy-second Series at Maturity (as hereinafter defined) or otherwise.
(k)
in the event of any conflict between the provisions of Section 12.2(c) of the Bond Purchase Agreement and the provisions of the Mortgage, Section 12.2(c) of the Bond Purchase Agreement shall govern.
(III)
At the option of the registered owner, any Bonds of the Seventy-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.

The Bonds of the Seventy-second Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Seventy-second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Seventy-first Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Seventy-second Series for a period of 10 days next preceding any Interest Payment Date or any selection of such Bonds for redemption, nor shall it be required to make any transfer or exchange of any Bonds of the Seventy-first Series which shall have been selected for redemption in whole or in part.

Any Bond of the Seventy-second Series authenticated and delivered upon the transfer or exchange of a Bond of such series prior to the first Interest Payment Date to which interest on all outstanding Bonds of the Seventy-second Series has been paid shall have the same Initial Interest Accrual Date as the Bond surrendered in such transfer or exchange.

Unless and until the Company shall have delivered to the Trustee a written order to the contrary, the Bonds of the Seventy-second Series shall bear a legend as to restrictions on transfer substantially as set forth below:

The Bonds evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, pledged or otherwise transferred in contravention of the Securities Act.

(IV)
For all purposes of this Seventieth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Seventy-second Series, shall have the meanings specified below:

"Bond Purchase Agreement" means the Bond Purchase Agreement, dated May 14, 2026, relating to the Bonds of the Seventy-second Series, between the Company and the purchasers listed on Schedule A thereto.

"Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.

"Initial Interest Accrual Date" means, with respect to any Bond of the Seventy-second Series, the date from which interest on such Bond shall first accrue. The Initial Interest Accrual Date of each Bond of such series shall be specified on the face of such Bond.

"Institutional Investor" means (a) any original purchaser of a Bond of the Seventy-second Series, (b) any holder of a Bond of the Seventy-second Series holding (together with one or more of its affiliates) more than $1,000,000 in aggregate principal amount of the Bonds of the Seventy-second Series, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"Interest Payment Date" means May 1 and November 1 in each year, commencing November 1, 2026.

"Maturity" means the date on which the principal of the Bonds of the Seventy-second Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.

"Purchaser" means any purchaser listed on Schedule A to the related Bond Purchase Agreement.

"Record Date", with respect to any Interest Payment Date, means the close of business on the seventh Business Day preceding such Interest Payment Date.

"Stated Maturity Date" means May 1, 2056.

(V)
Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Seventy-second Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:
(a)
an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds of the Seventy-second Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or
(b)
an Opinion of Counsel to the effect that the holders of such Bonds of the Seventy-second Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
(VI)
Anything in this Seventieth Supplemental Indenture or the Bonds of the Seventy-second Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Seventy-second Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided, however, that if the Maturity date of any Bond of the Seventy-second Series is a date other than a Business Day, the payment otherwise due at Maturity shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
(VII)
The Bonds of the Seventy-second Series shall have such further terms as are set forth in Exhibit E hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.

ARTICLE III

Outstanding Bonds

Upon the delivery of this Seventieth Supplemental Indenture, Bonds of the Seventy-first Series in an aggregate principal amount of $90,000,000 and Bonds of the Seventy-second Series in an aggregate principal amount of $140,000,000 are authorized to be issued and Outstanding, in addition to $3,163,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Seventieth Supplemental Indenture; it being understood that, subject to the provisions of the Mortgage, there shall be no limit on the principal amount of bonds that may be authenticated and delivered under the Mortgage.

ARTICLE IV

Prospective Amendments of Original Mortgage
SECTION 1.
Each initial and subsequent holder of Bonds of the Seventy-first Series and the Bonds of the Seventy-second Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the amendments of the Original Mortgage, as heretofore amended, contemplated in E(1), E(2) and E(3) to the Sixty-sixth Supplemental Indenture, dated as of March 1, 2022.
ARTICLE V

Miscellaneous Provisions
SECTION 1.
The terms defined in the Original Mortgage shall, for all purposes of this Seventieth Supplemental Indenture, have the meanings specified in the Original Mortgage.
SECTION 2.
The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Seventieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventieth Supplemental Indenture.

SECTION 3.
Whenever in this Seventieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.
Nothing in this Seventieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Seventieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and the holders of the bonds Outstanding under the Mortgage.
SECTION 5.
This Seventieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
SECTION 6.
The titles of the several Articles of this Seventieth Supplemental Indenture shall not be deemed to be any part thereof.

________________________

IN WITNESS WHEREOF, on the 11th day of May, 2026, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or one of its Vice Presidents for and on its behalf, in The City of Spokane, Washington, as of the day and year first above written, and on the 6th day of May, 2026, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers for and on its behalf, in The City of New York, New York, all as of the day and year first above written.

AVISTA CORPORATION

AVISTA CORPORATION

By:	/s/ Kevin J. Christie
Name:	Kevin J. Christie
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer

CITIBANK, N.A., as Trustee

By:	/s/ Eva Ling Waite
Name:	Eva Ling Waite
Title:	Senior Trust Officer

STATE OF WASHINGTON )

) ss.:

COUNTY OF SPOKANE )

On this 11th day of May, 2026, before me personally appeared Kevin J. Christie, personally known to me to be a Senior Vice President, the Chief Financial Officer, the Treasurer and the Regulatory Affairs Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing supplemental indenture, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Leslie M. Koep
Notary Public

Leslie M. Koep
Notary Public
State Of Washington
Commission Expires June 18, 2027

STATE OF NEW YORK )

) ss.:

COUNTY OF SUFFOLK )

On this 6th day of May, 2026 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared Eva Ling Waite, personally known to me to be a Senior Trust Officer of CITIBANK, N.A., whose name is subscribed to the within and foregoing supplemental indenture, and acknowledged that she executed such instrument in her capacity as such Senior Trust Officer and that, by her signature on such instrument, Citibank, N.A., as trustee, on whose behalf said Eva Ling Waite acted, executed such instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ PETER J. LOPEZ
PETER J. LOPEZ
Notary Public State of New York
No 01LO6117957
Qualified in Suffolk County
Commission Expires November 1, 2028

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES
AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
1	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None
2	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
3	December 1, 1955		None
4	March 15, 1957		None
5	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
6	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
7	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
8	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
9	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
10	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
11	March 1 ,1965	10	4-5/8% Series due 1995	10,000,000	None
12	May 1, 1966		None
13	August 1, 1966	11	6% Series due 1996	20,000,000	None
14	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
15	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
16	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
17	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
18	June 1, 1980		None
19	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
			Subtotals	$347,000,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
20	August 1, 1982	17	15-3/4% Series due 1990-1992	$60,000,000	None
21	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
22	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
23	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
24	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
25	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
26	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	None
27	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None
28	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
29	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
30	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
31	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
32	September 1, 2003	30	6.125% Series due 2013	45,000,000	None
33	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
34	November 1, 2004	32	5.45% Series due 2019	90,000,000	None
35	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000
36	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
37	December 1, 2004	36	Collateral Series 2004D	350,000,000	None
38	May 1, 2005	37 38	Collateral Series 2005B Collateral Series 2005C	66,700,000 17,000,000	None None
39	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
			Subtotals	$2,885,950,000	$175,000,000
40	April 1, 2006	40	Collateral Series due 2011	$320,000,000	None
41	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000
42	April 1, 2008	42	5.95% Series due 2018	250,000,000	None
43	November 1, 2008	43	Collateral Series 2008A	200,000,000	None
44	December 1, 2008	44	7.25% Series due 2013	30,000,000	None
45	December 1, 2008	45	Collateral Series 2008B	17,000,000	None
46	September 1, 2009	46	5.125% Series due 2022	250,000,000	None
47	November 1, 2009	47	Collateral Series 2009A	75,000,000	None
48	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000
49	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	None 35,000,000
50	December 1, 2010	52	1.68% Series due 2013	50,000,000	None
51	February 1, 2011	53	Collateral Series 2011A	400,000,000	None
52	August 1, 2011		None
53	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000
54	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000
55	August 1, 2013	56	Collateral Series 2013A	90,000,000	None
56	April 1, 2014	57	Collateral Series 2014A	400,000,000	None
57	December 1, 2014	58	4.11% Series due 2044	60,000,000	60,000,000
58	December 1, 2015	59	4.37% Series due 2045	100,000,000	100,000,000
59	December 1, 2016	60	3.54% Series due 2051	175,000,000	175,000,000
60	December 1, 2017	61	3.91% Series due 2047	90,000,000	90,000,000
61	May 1, 2018	62	4.35% Series due 2048	375,000,000	375,000,000
62	November 1, 2019	63	3.43% Series due 2049	180,000,000	180,000,000
63	June 1, 2020	64	Collateral Series 2020A	400,000,000	None
			Subtotals	$3,947,700,000	$1,413,700,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
64	September 1, 2020	65	3.07% Series due 2050	165,000,000	165,000,000
65	September 1, 2021	66	2.90% Series due 2051	140,000,000	140,000,000
66	March 1, 2022	67	4.00% Series due 2052	400,000,000	400,000,000
67	March 1, 2023	68	5.66% Series due 2053	250,000,000	250,000,000
68	June 1, 2023	69	Collateral Series 2023A	500,000,000	500,000,000
69	July 1, 2025	70	6.18% Series due 2055	120,000,000	120,000,000
Subtotals $1,575,000,000 Totals $8,755,650,000					$1,575,000,000 $3,163,700,000

EXHIBIT B

FILING AND RECORDING OF

SIXTY-NintH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES
					Financing Statement
State	Office of		Date		Document Number
Washington	Secretary of State		10/24/25		2025-297-5477-2
Idaho	Secretary of State		10/24/25		20252067566
Montana	Secretary of State		10/23/25		20250675758
Oregon	Secretary of State		10/29/2025		94331414

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Washington
Adams	Auditor	8/1/25	339220	N/A	N/A	N/A
Asotin	Auditor	8/8/25	387207	N/A	N/A	N/A
Benton	Auditor	8/20/25	2025-019373	N/A	N/A	N/A
Douglas	Auditor	8/4/25	3276905	N/A	N/A	N/A
Ferry	Auditor	8/4/25	0302000	N/A	N/A	N/A
Franklin	Auditor	8/18/25	2002453	N/A	N/A	N/A
Garfield	Auditor	8/14/25	20250299	N/A	N/A	N/A
Grant	Auditor	8/14/25	1515699	N/A	N/A	N/A
Klickitat	Auditor	8/14/25	1169046	N/A	N/A	N/A
Lewis	Auditor	8/14/25	3626497	N/A	N/A	N/A
Lincoln	Auditor	9/15/25	2025-0501106	N/A	N/A	N/A
Pend Oreille	Auditor	8/4/25	20250359393	N/A	N/A	N/A
Skamania	Auditor	8/18/25	2025-001298	`	N/A	N/A
Spokane	Auditor	8/14/25	7434474	N/A	N/A	N/A
Stevens	Auditor	8/1/25	2025-0004321	N/A	N/A	N/A
Thurston	Auditor	9/17/25	5071721	N/A	N/A	N/A
Whitman	Auditor	8/4/25	789169	N/A	N/A	N/A

Idaho
Benewah	Recorder	8/4/25	305567	N/A	N/A	N/A
Bonner	Recorder	8/1/25	1050198	N/A	N/A	N/A
Boundary	Recorder	8/1/25	300571	N/A	N/A	N/A
Clearwater	Recorder	8/4/25	250393	N/A	N/A	N/A
Idaho	Recorder	8/4/25	550105	N/A	N/A	N/A
Kootenai	Recorder	8/4/25	3011606000	N/A	N/A	N/A
Latah	Recorder	8/4/25	641131	N/A	N/A	N/A

B-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Idaho (cont.)
Lewis	Recorder	8/4/25	153284	N/A	N/A	N/A
Nez Perce	Recorder	8/14/25	923040	N/A	N/A	N/A
Shoshone	Recorder	8/5/25	526047	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	8/15/25	373073	207	50-90	N/A
Broadwater	Clerk & Recorder	8/4/25	201927	272	857	N/A
Golden Valley	Clerk & Recorder	8/4/25	86142	M	23621	N/A
Meagher	Clerk & Recorder	8/4/25	151518	N/A	1 of 42	N/A
Mineral	Clerk & Recorder	8/18/25	131192
Rosebud	Clerk & Recorder	8/15/25	0131347	174MG	895-936	N/A
Sanders	Clerk & Recorder	8/15/25	337004			N/A
Stillwater	Clerk & Recorder	8/4/25	396606	N/A	N/A	N/A
Treasure	Clerk & Recorder	8/11/25	2025-0134	26	196	N/A
Wheatland	Clerk & Recorder	8/4/25	113923	M	36061-36101	N/A
Yellowstone	Clerk & Recorder	8/12/25	4110815	N/A	N/A	N/A

Oregon
Douglas	Recorder	8/14/25	2025-009211	N/A	N/A	N/A
Jackson	Recorder	8/14/25	2025-017571	N/A	N/A	N/A
Josephine	Recorder	8/14/25	2025-007459	N/A	N/A	N/A
Klamath	Recorder	8/4/25	2025-006782	N/A	N/A	N/A
Morrow	Recorder	8/14/25	2025-56890	N/A	N/A	N/A
Union	Recorder	8/14/25	20251946	N/A	N/A	N/A
Wallowa	Recorder	8/4/25	090994	N/A	N/A	N/A

B-2

EXHIBIT C

PROPERTY ADDITIONS

FIRST

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES of the Company, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington and the State of Idaho, to wit:

State of Washington

Stevens County, State of Washington, “Aladdin Substation”, granted by Chopot Lands, LLC, a Washington limited liability company, conveys and warrants the following described real estate, situated in the County of Stevens, State of Washington (the “Property”):

Abbreviated Legal: PTN SW ¼, Section 3, Township 35 N, Range 39 E, W.M. Tax Parcel No.: PTN2225800

That portion of the Southeast quarter, lying West of Aladdin County Road No. 9435 as located on October 10, 1989, in Section 3, Township 35 North, Range 39 East, W.M., in Stevens County, Washington, described as follows:

COMMENCING at a stone marking the Southeast corner of the Southwest quarter of said Section 3, from which an aluminum cap marking the Southwest corner of said Section 3 bears South 86°59’17” West a distance of 2680.77 feet; thence, along the South line of the Southwest quarter of said Section 3, South 86°59’17” West a distance of 382.52 feet to the centerline of Aladdin County Road and the TRUE POINT OF BEGINNING for this description; thence Northeasterly along the centerline of said Aladdin County Road the following three (3) courses: thence along the arc of a 1900.00 foot radius, non-tangent curve to the right, the chord of which bears North 07°08’03” East a distance of 545.61 feet, through an interior angle of 16°30’37”, for an arc length of 547.50 feet; thence North 15°23’21” East a distance of 21.47 feet; thence along the arc of a 1800.00 foot tangent curve to the right, the chord of which bears North 15°36’52” East a distance of 14.15 feet, through an interior angle of 00°27’01” for an arc length of 14.15 feet, to the South line of that 20.00 foot wide access easement described in that document recorded under Auditor’s File Number 2012-0000624, said 20.00 foot wide easement being centered on an existing gravel road; thence, leaving the centerline of said Aladdin Road and along the South line of said 20.00 foot access easement the following four (4) courses: Thence North 60°34’55” West a distance of 167.06 feet; thence Northwesterly along the arc of a 340.00 foot radius tangent curve to the left, the chord of which bears North 76°38’39” West a distance of 188.14 feet, through an interior angle of 32°07’28” for an arc length of 190.63 feet; thence South 87°17’37” West a distance of 72.21 feet; thence Westerly along the arc of a 290.00 foot radius tangent curve to the right, the chord of which bears North 87°38’15’ West a distance of 51.25 feet through an interior angle of 10°08’17” for an arc length of 51.31 feet; thence, leaving the South line of said 20.00 foot access easement, South 10°10’37” West a distance of 738.12 feet to the South line of the Southwest quarter of said Section 3; thence, along said South line, North 86°59’17” East a distance of 505.76 feet to the True Point of Beginning.

Designated as Amended Parcel A of that certain Certificate of Exemption No. COE 133-2025, recorded November 24, 2025, under Auditor’s File No. 2025-0006877.

Spokane County, State of Washington, “Waikiki Substation Expansion”, granted by Ryan Oberg and Amy Oberg, husband and wife, conveys and warrants the following described real estate, situated in the County of Spokane, State of Washington:

THAT PORTION OF GOVERNMENT LOT 1 IN THE NORTHWEST QUARTER OF SECTION 18, TOWNSHIP 26 NORTH, RANGE 43 EAST OF THE WILLAMETTE MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTH LINE OF SAID GOVERNMENT LOT 1 AND THE WEST RIGHT OF WAY LINE OF WAIKIKI ROAD; THENCE WESTERLY ALONG SAID NORTH LINE OF GOVERNMENT LOT 1 A DISTANCE OF 350 FEET TO THE POINT OF BEGINNING; THENCE EASTERLY ALONG SAID NORTH LINE OF GOVERNMENT LOT 1, A DISTANCE OF 350 FEET TO THE WESTERLY RIGHT OF WAY LINE OF SAID WAIKIKI ROAD; THENCE SOUTHERLY ALONG SAID WESTERLY RIGHT OF WAY 352.73 FEET (354.62 FEET, RECORD); THENCE CONTINUING SOUTHERLY ALONG SAID WESTERLY RIGHT OF WAY LINE 234.95 FEET (235.59, RECORD); THENCE NORTH 79°48’15” WEST ALONG THE SOUTHERLY LINE OF WASHINGTON WATER POWER EASEMENT 350.00 FEET; THENCE NORTHERLY TO THE POINT OF BEGINNING;

EXCEPT THAT PORTION LYING NORTHERLY OF A LINE DRAWN FROM A POINT ON THE WESTERLY LINE OF THE ABOVE-DESCRIBED PROPERTY DISTANT SOUTHERLY 287.37 FEET FROM THE NORTHWEST CORNER THEREOF TO A POINT ON THE EASTERLY LINE OF THE ABOVE-DESCRIBED DISTANT SOUTHERLY 305.87 FEET FROM THE NORTHEAST CORNER THEREOF:

SITUATE IN THE COUNTY OF SPOKANE, STATE OF WASHINGTON.

Spokane County, State of Washington, “Waikiki Substation Expansion”, granted by Harley C. Douglass, Inc. a Washington corporation, conveys and warrants the following described real estate, situated in the County of Spokane, State of Washington:

Parcel A:

That portion of Government Lot 1 of Section 18, Township 26 North, Range 43 East of the Willamette Meridian, lying Northerly of centerline of vacated Burnett Road 101 and West of Mills Street Road;

EXCEPT that portion described as follows:

Beginning at a point on the Northerly right of way line of 5 Mile Road, CPH No. 39, at intersection with a line drawn parallel to and 424.86 feet Easterly, as measured at right angles from the Westerly line of Government Lot 1; said point bearing North 81°55’ East, 429.13 feet from the Southwest corner of said Government Lot 1;

Thence North along said parallel line, a distance of 769.21 feet;

Thence South 80°33’ East, 540 feet, more or less, to the Westerly right of way line of Waikiki Road;

Thence along said right of way line Southerly to intersection with the centerline of Burnett Road 101, now vacated;

Thence along said centerline of Burnett Road Southwesterly to the Northerly right of way line of 5 Mile Road;

Thence along the right of way line Westerly to the Point of Beginning;

AND EXCEPT that portion described as follows:

Beginning at a point on the Northerly right of way line of said CPH No. 39, at its intersection with a line drawn parallel to and 424.86 feet Easterly, as measured at right angles from the Westerly line of Government Lot 1, said point bearing North 81°55’ East, 429.13 feet from the Southwest corner of said Government Lot 1;

Thence North along said parallel line, a distance of 446.78 feet;

Thence North 81°32’ West, 197.15 feet;

Thence South 446.78 feet, more or less, to a point on the Northerly right of way line of said CPH No. 39;

Thence Southeasterly along the Northerly right of way line of said road, to the Point of Beginning;

AND EXCEPT that portion described as follows:

Commencing at the intersection of the North line of said Government Lot 1 and the West right of way line of Waikiki Road;

Thence West along the North line of said Government Lot 1, 350 feet to the True Point of Beginning;

Thence East along said North line of Government Lot 1, 350 feet to the West right of way line of said Waikiki Road;

Thence South 1°55’30” East along said West right of way line 354.62 feet;

Thence South 1°34’20” East, 235.59 feet to a point on the Southerly line of the Washington Water Power Company Transmission Line right of way;

Thence North 79°48’15” West, (North 80°33’ West record) along said Southerly right of way line 350 feet;

Thence North 1°55’30” West to the Point of Beginning;

EXCEPT that portion lying Northerly of a line drawn from a point 287.37 feet South of the Northwest corner, as measured along the West line thereof, to a point 305.87 feet South of the Northeast corner as measured along the East line thereof;

AND ALSO EXCEPT that portion lying Southerly of the Northerly line of Five Mile Road;

In Spokane County Washington.

Parcel B:

That portion of the Northeast Quarter of the Northeast Quarter of Section 13, Township 26 North, Range 42 East of the Willamette Meridian, lying North of Five Mile Road, EXCEPT that portion described as follows:

Beginning at a point 174.3 feet South of the Northeast corner;

Thence South 346 feet;

Thence North 79°42’ West, 312.6 feet;

Thence North 10°18’ East, 313.7 feet;

Thence South 85°52’ East, 256.1 feet to the Point of Beginning;

AND EXCEPT that portion described as follows:

Beginning at the intersection of the North line of Five Mile Road and the West line of said Northeast Quarter of the Northeast Quarter;

Thence North to the South line of Grand Coulee Transmission Line No. 1 Easement;

Thence East along said South line, a distance of 435.82 feet;

Thence North 46°28’ East, 167.53 feet;

Thence North 89°31’ East, 50 feet;

Thence South 0° 29’ East, 248.58 feet, more or less, to the North line of Five Mile Road;

Thence Southwesterly along said road to the Point of Beginning;

In Spokane County, Washington.

State of Idaho

Nez Perce County, State of Idaho, “Powers 115kV Substation”, granted by Norton Investments, LLC, an Idaho limited liability company, Larry R. Norton and Jennifer A. Norton, husband and wife, Gregory S. Norton, Sr., as the trustee of the Survivor’s Trust and the Bypass Trust of Norton Revocable Living Trust uad August 29, 1989, and Viola Gay Norton, a widow, conveys and warrants the following real property located in the County of Nez Perce, State of Idaho, to-wit:

Parcel 1:

That portion of a parcel described in Personal Representative’s Deed, Instrument #914422, Nez Perce County Records, located within the South 330 feet of Lots 5,6,7, and 8 of Block 39 of Lewiston Orchards Tract No. 3 to the City of Lewiston, according to the recorded plat thereof, records of Nez Perce County, Idaho, measurements being from the centerlines of adjacent streets and alleys, more particularly described as follows:

Commencing at the southeast corner of Section 17, Township 35 North, Range 5 West, Boise Meridian, also being the intersection of 10th Street and Powers Avenue, thence along the centerline of 10th Street, N00°27´31”E, 295.18 feet, thence leaving said centerline, S86°42´35’W, 30.06 feet to a point on the west right-of-way 10th Street, and the Point of Beginning:

Thence continuing S86°42´35”W, 661.11 feet;

Thence S54°57´47”W, 347.64 feet, to a point on the north right-of-way of Powers Avenue; Thence along said right-of-way, N88°28´25”W, 371.93 feet, to the intersection of the North right-of-way of Powers Avenue and the east right-of-way of 9th Street;

Thence along said east right-of-way, N01°01´54”E, 210.23 feet, to the southwest corner of a parcel described in Warranty Deed, Instrument #742977, Nez Perce County Records; Thence along the south line of said parcel the following two (2) courses:

N48°46´39”E, 132.27 feet;

Thence 588°29´21”E, 549.33 feet, to the southwest corner of a parcel described in Real Property Deed to Trust, Instrument #619976, Nez Perce County Records;

Thence along the south line of said parcel, S88°28´13”E, 336.64 feet, to the southwest corner of Tract A of Canyon Shadows No. 2 Block 1 Subdivision; Thence along the south line of said tract, S88°14´52”E, 7.98 feet, to the southwest corner of Lot 1 of said subdivision;

Thence along the south line of said lot, S88°26´49”E, 319.96 feet, to a point on the west right-of-way of 10th Street;

Thence along said right-of-way, S00°27´31”W, 37.35 feet, to the Point of Beginning.

Parcel 2:

That portion of a parcel described in Personal Representative’s Deed, Instrument #914422, Nez Perce County Records, located within the South 330 feet of Lots 5,6,7, and 8 of Block 39 of Lewiston Orchards Tract No. 3 to the City of Lewiston, according to the recorded plat thereof, records of Nez Perce County, Idaho, measurements being from the centerlines of adjacent streets and alleys, more particularly described as follows:

Commencing at the southeast corner of Section 17, Township 35 North, Range 5 West, Boise Meridian, also being the intersection of 10th Street and Powers Avenue, thence along the centerline of 10th Street, N00°27´31”E, 30.00 feet, thence leaving said centerline, N88°28´25”W,

30.00 feet to the intersection of the west right-of-way of 10th Street, and the north right-of-way of Powers Avenue, also the Point of Beginning:

Thence continuing along said north right-of-way, N88°28´25”W, 942.89 feet;

Thence leaving said right-of-way, N54°57´47”E, 347.64 feet;

Thence N86°42´35”E, 661.11 feet, to a point on the west right-of-way of 10th Street;

Thence along said right-of-way, S00°27´31”W, 262.65 feet, to the Point of Beginning.

Nez Perce County, State of Idaho, “Bryden Canyon Substation”, granted by William Virgil Schara and Jodell Schara Allinger, dealing with their separate property and Craig T. Clifford, Trustee of the Clifford Family Intervivos Trust, dated June 13, 1991, the following described premises in Nez Perce County, Idaho, TO WIT:

From the monument marking the intersection of the South line of University Second Addition to the City of Lewiston, Idaho with the North-South Quarter line of Section 1, Township 35 North, Range 6, West of the Boise Meridian, having a city reference no. 5/66; thence South 0°03´ East a distance of 381.2 feet to a point on the center line of Southway, said point being the true place of beginning; thence South 82°54´ West a distance of 276.2 feet along Southway; thence South 4°27´ West a distance of 1050.9 feet; thence North 77°38´ West a distance of 223.8 feet; thence North 28°38´ West a distance of 133.3 feet; thence South 87°38´ West a distance of 182.1 feet to a point on the center line of Country Club Road; thence South 8°37´ East a distance of 183.85 feet along Country Club Road; thence continuing along said Country Club Road South 3°21´ East a distance of 142.6 feet; thence South 89°58´ East a distance of 785.3 feet to a point; thence North 0°03´ West a distance of 1249.2 feet to the true place of beginning. EXCEPTING from the above described tract all that portion lying within the legal boundaries of public roads.

AND

From the monument marking the intersection of the South line of University Second Addition to the City of Lewiston, Idaho, with the North-South Quarter line of Section 1, Township 35 North, Range 6, West of the Boise Meridian, having a city reference no. 5/66; thence South 0°03´ East a distance of 381.2 feet to a point on the center line of Southway; thence South 82°54´ West a distance of 276.2 feet, said point being the true place of beginning; thence South 4°27´ West a distance of 1050.9 feet; thence North 77°38´ West a distance of 51.5 feet; thence North 4°27´ East a distance of 1033.4 feet; thence North 82°54´ East a distance of 52.05 feet to the true place of beginning. EXCEPTING from the above described tract all that portion lying within the legal boundaries of public roads.

EXCEPTING,

Commencing at the monument marking the intersection of the South line of University Second Addition to the City of Lewiston, Nez Perce County, State of Idaho, with the North-South Quarter line of Section 1, Township 35 North, Range 6 West of the Boise Meridian, having a city reference No. 5/66; thence South 0°03´ East for a distance of 1249.2 feet; thence North 89°58´ West for a distance of 356.84 feet to the true place of beginning; thence continue North 89°58´ West for a distance of 428.46 feet to Snake River Avenue; thence North 3°21´ West along Snake River Avenue for a distance of 142.6 feet; thence North 8°37´ West along Snake River Avenue for a distance of 183.85 feet; thence North 87°38´ East for a distance of 182.1 feet; thence South 28°38´ East for a distance of 133.3 feet; thence South 77°38´ East for a distance of 223.8 feet; thence South 0°02´ West for a distance of 166.97 feet to the true place of beginning. All being a part of Government Lot 1, Section 12, Township 35 North, Range 6 West of the Boise Meridian, Nez Perce County, Idaho. EXCEPTING from the above described tract all that portion lying within the legal boundaries of public roads.

ALSO EXCEPTING,

Commencing at the monument marking the intersection of the South line of University Second Addition to the City of Lewiston, Nez Perce County, State of Idaho, with the North-South Quarter line of Section 1, Township 35 North, Range 6 West of the Boise Meridian, having a City reference of No. 5/66; thence South 0°03´ East for a distance of 381.2 feet to a point on the centerline of Southway; thence continue South 0°03´ East for a distance of 887.97 feet to the True Place of Beginning; thence continue South 0°03´ East for a distance of 361.23 feet; thence North 89°58´ West for a distance of 356.84 feet; thence North 0°02´ East for a distance of 166.97 feet; thence North 4°27´ East for a distance of 194.33 feet; thence North 89°57´ East for a distance of 341.35 feet to the True Place of Beginning. All being a part of Government Lot 1, Section 12, Township 35 North, Range 6 West of the Boise Meridian, Nez Perce County, Idaho.

ALSO EXCEPTING,

That part of the Southwest Quarter of Section 1, Township 35 North, Range 6 West of the Boise Meridian and in part of Government 5 of Section 12, Township 35 North, Range 6 West of the Boise Meridian, Nez Perce County, described as follows:

Commencing at the monument marking the intersection of the South line of University Second Addition to the City of Lewiston, Nez Perce County, Idaho with the North-South Quarter line of Section 1, Township 35 North, Range 6 West of the Boise Meridian, having a City Reference Number of 5/66; thence South 00°03´00" East, a distance of 381.20 feet to a point on the centerline of Southway Avenue; thence South 82°54´00" West, along Southway Avenue a distance of 328.25 feet to the True Point of Beginning; thence continue South 82°54´00" West, a distance of 95.25 feet to a concrete monument; thence South 12°03´00" West, a distance of 42.60 feet; thence South 34°58´00" West, along Snake River Avenue, a distance of 494.40 feet; thence continuing along Snake River Avenue, South 20°33´00” West, a distance of 275.50 feet; thence continue along Snake River Avenue, South 5°38´00" West, a distance of 11.99 feet; thence East, a distance of 307.26 feet; thence South, a distance of 156.92 feet; thence North 89°55´39" East, a distance of 159.52 feet; thence North 4°27´00" East, a distance of 383.67 feet; thence North 85°33´00" West, a distance of 51.03 feet; thence North 4°27´00" East, a distance of 500.00 feet to the True Point of Beginning.

ALSO EXCEPTING,

A parcel of land being on both sides of the centerline of the Southway 8th Street to Snake River Avenue Pathway of said Project No. STP-7224 (100) as shown on the plans therof now on file in the office of the Idaho Transportation Department, Division of Highways, and being a portion of Section 1, Township 35 North, Range 6 West, Boise Meridian, Nez Perce County, Idaho, described as follows, to wit:

Commencing at the Northwest corner of the Southwest Quarter of the Southeast Quarter of Section 1, Township 35 North, Range 6 West, Boise Meridian, having a City of Lewiston reference No. 5/66; thence South 89°53´10" East a distance of 80.689 meters (264.73 feet) to the monument marking the intersection of 1st Street & 19th Avenue, having a City of Lewiston reference No. 5/66; thence South 00°03´00" East a distance of 121.270 meters (397.87 feet) to a point on a curve on the proposed centerline coincident with Station 12+67.366 of said Project No. STP-7224 (100); thence Southwesterly along said curve being a 295.000 meter (967.85 foot) radius curve right – 11.339 meters (37.20 feet), with a chord length of 11.338 meters (37.20 feet) which bears South 82°10´49" West to a point being coincident with Station 12+56.027 of said centerline; thence South 83°16´53" West – 71.716 meters (235.29 feet) along said proposed centerline to a point being coincident with Station 11+84.311 of said centerline; thence South 06°43´07" East -13.073 meters (42.89 feet) to the westerly right-of-way of 1st Street to a point, which bears South 06°43´07" East 13.073 meters (42.89 feet) from Station 11+84.311 of said centerline of the Southway Bicycle & Pedestrian Path Survey, and being the Real Point of Beginning.

ALSO EXCEPTING,

That part of the Southwest Quarter of Section 1, Township 35 North, Range 6 West of the Boise Meridian, and part of Government Lot 5, Section 12, Township 35 North, Range 6 West of the Boise Meridian, Nez Perce County, Idaho, described as follows:

Commencing at the monument marking the intersection of the South line of University Second Addition to the City of Lewiston, Nez Perce County, Idaho with the North-South Quarter line of Section 1, Township 35 North, Range 6 West of the Boise Meridian, having a City Reference Number of 5/66; thence South 00°03´00" East, a distance of 381.20 feet to a point on the centerline of Southway Avenue; thence South 82°54´00" West, along Southway Avenue, a distance of 328.25 feet; thence continue South 82°54´00" West, a distance of 95.25 feet to a concrete monument; thence South 12°03´00" West, a distance pf 42.60 feet; thence South 34°58´00" West, along Snake River Avenue, a distance of 494.10 feet; thence continuing along Snake River Avenue, South 20°33´00" West, a distance of 275.50 feet; thence South 5°38´00" West, a distance of 146.15 feet; thence South 8°37´00" East, a distance of 22.40 feet; thence North 87°38´00" East, a distance of 182.100 feet; thence South 28°38´00" East, a distance of 133.30 feet to the True Point of Beginning; thence North 33°21´45" East, a distance of 129.56 feet; thence North 77°38´00" West, a distance of 223.80 feet to the True Point of Beginning.

Second

Additional PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY of the Company, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s hydroelectric generation developments for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following in the State of Washington to wit:

Situate in the County of Stevens, State of Washington, “Kettle Falls Ash Landfill Buffer Property Expansion”, granted by Boise Cascade Wood Products, L.L.C., a Delaware limited liability company, fka Boise Building Solutions Manufacturing, L.L.C., conveys and warrants the following described real estate, situated in the County of Stevens, State of Washington:

Government Lot 3 of Section 19, Township 36 North, Range 38 East, W.M., in Stevens County, Washington.

Excepting therefrom a strip of land 100 feet in width across said property, conveyed by Arthur W. Schenk, a bachelor, to the United States, by deed dated August 30, 1941, recorded in Book 111 of Deeds, Page 96.

Together with a perpetual easement 60 feet in width for ingress, egress, and utilities over existing roads or roads to be constructed on mutually agreeable locations over and across that portion of Grantor’s property legally described as that part of Government Lots 1 and 2 of Section 19, Township 36 North, Range 38 East, of the Willamette Meridian, Stevens County, Washington, lying South of Primary State Highway No. 3; Except that portion within railroad right of way; Except all that portion of Government Lots 1 and 2 (W1/2 of the NW1/4) of Section 19, Township 36 North, Range 38 E.W.M., lying Southwesterly of existing State Route No. 395 and lying Northeasterly of a line drawn parallel with and 70 feet Southwesterly, when measured at right angles and/or radially, from the centerline of SR 395, Kettle Falls to Kettle Falls Bridge and extending Northwesterly from Highway Engineers Station C.S. 84+66.1 to the West boundary line of said Government Lot 2 (SW ¼ of the NW ¼) of Section 19. All in Stevens County, Washington.

Parcel No.: 1919400

Third

BUSINESS OFFICE(S) AND/OR MISCELLANEOUS REAL ESTATE, in the State of Washington, to wit:

Situate in the County of Adams, State of Washington, “Ritzville Service Center”, granted by Watson EWA, LLC, a Washington Limited Liability Company and Globe, LLC, a Washington Limited Liability Company and McCall, LLC, a Washington Limited Liability Company, conveys and warrants the following described real estate, situated in the County of Adams, State of Washington:

Lots 1-5 inclusive, Block 4, Ritzville Realty Co’s Division Addition to Ritzville, according to the Plat thereof of record in the office of the Auditor, Adams County, WA., together with the Northeasterly 30 ft. of vacated Stevens Street adjoining and abutting to Lot 5, and together with that portion of vacated Whitman St. adjoining and abutting to Lot 1.

EXHIBIT D

(Form of Bond)

PPN: 05379B F*3

AVISTA CORPORATION

First Mortgage Bond, 4.77% Series due 2029

REGISTERED	REGISTERED

NO. _________________	$_______________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the "Company"), for value received, hereby promises to pay to

, or registered assigns, on May 1, 2029 (the "Stated Maturity Date")

DOLLARS

and to pay the registered owner hereof interest thereon semi-annually in arrears on May 1 and November 1 in each year (each such date, an "Interest Payment Date"), commencing November 1, 2026, and at Maturity (as hereinafter defined), at the rate of four and seventy-seven one-hundredths per centum (4.77%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company's obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from May 14, 2026 or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated: AVISTA CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

TRUSTEE'S CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.

Trustee

By

Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable to the registered owner hereof upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the seventh Business Day (as defined in the Seventieth Supplemental Indenture referred to below) preceding each Interest Payment Date (each such date being herein called a "Record Date"); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and provided further that, so long as this Bond shall be held by (a) the original purchaser hereof under the Bond Purchase Agreement (as defined in such Seventieth Supplemental Indenture) or (b) any other Institutional Investor (as defined in such Supplemental Indenture) that (i) is the direct or indirect transferee of this bond from such original purchaser and (ii) has made the same agreement relating to this bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on this Bond shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term "Maturity" shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.77% Series due 2029, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Seventieth Supplemental Indenture, dated as of May 1, 2026 (the "Seventieth Supplemental Indenture"), and, as so amended and supplemented, is herein called the "Mortgage". Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth or referred to in the Seventieth Supplemental Indenture.

The principal hereof, together with all accrued and unpaid interest hereon (but without premium), may be declared or may become due prior to the Stated Maturity Date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The

City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Prior to the Par Call Date (as hereinafter defined), the bonds of this series shall be redeemable in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at a redemption price equal to the greater of

(a)
100% of the principal amount of the bonds being redeemed and
(b)
(i) the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds being redeemed (assuming, for this purpose, that the bonds of this series were stated to mature on the Par Call Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, less (ii) interest accrued to the redemption date, plus, in the case of either (a) or (b) above, whichever is applicable, accrued and unpaid interest on such bonds to the date of redemption.

On or after the Par Call Date, the bonds of this series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, upon notice mailed as aforesaid, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest on such bonds to the date of redemption.

"Par Call Date" means April 1, 2029.

"Treasury Yield" has the meaning set forth in the Seventieth Supplemental Indenture.

If the Company shall have reasonably determined that it is reasonably likely that any Purchaser (as defined in the Bond Purchase Agreement) is a "specified foreign entity" (as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended), then the bonds of this series held by such Purchaser shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, at a redemption price of 100% of the principal amount of the bonds to be redeemed plus accrued and unpaid interest to the date of redemption. If there shall be more than one such Purchaser, the Company shall determine the Purchaser or Purchasers whose bonds of this series are to be redeemed in accordance with this paragraph and the principal amount of bonds of each such Purchaser to be redeemed.

Except as provided above, (a) the bonds of this series are not redeemable prior to the Stated Maturity Date and (b) no amount other than the principal of and interest on the bonds of this series shall be payable in respect of such bonds at Maturity or otherwise.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

____________________

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________

[please insert social security or other identifying number of assignee]

________________________________________________________________________

[please print or typewrite name and address of assignee]

________________________________________________________________________

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint ____________________________________________, Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________

___________________________________

[signature of assignor]

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT E

(Form of Bond)

PPN: 05379B F@1

AVISTA CORPORATION

First Mortgage Bond, 6.10% Series due 2056

REGISTERED	REGISTERED

NO. _________________	$_______________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the "Company"), for value received, hereby promises to pay to

, or registered assigns, on May 1, 2056 (the "Stated Maturity Date")

DOLLARS

and to pay the registered owner hereof interest thereon semi-annually in arrears on May 1 and November 1 in each year (each such date, an "Interest Payment Date"), commencing November 1, 2026, and at Maturity (as hereinafter defined), at the rate of six and ten one-hundredths per centum (6.10%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company's obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from (the “Initial Interest Accrual Date”) or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated: AVISTA CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

TRUSTEE'S CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.

Trustee

By

Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable to the registered owner hereof upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the seventh Business Day (as defined in the Seventieth Supplemental Indenture referred to below) preceding each Interest Payment Date (each such date being herein called a "Record Date"); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and provided further that, so long as this Bond shall be held by (a) the original purchaser hereof under the Bond Purchase Agreement (as defined in such Seventieth Supplemental Indenture) or (b) any other Institutional Investor (as defined in such Supplemental Indenture) that (i) is the direct or indirect transferee of this bond from such original purchaser and (ii) has made the same agreement relating to this bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on this Bond shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term "Maturity" shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6.10% Series due 2056, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Seventieth Supplemental Indenture, dated as of May 1, 2026 (the "Seventieth Supplemental Indenture"), and, as so amended and supplemented, is herein called the "Mortgage". Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth or referred to in the Seventieth Supplemental Indenture.

The principal hereof, together with all accrued and unpaid interest hereon (but without premium), may be declared or may become due prior to the Stated Maturity Date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The

City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Any bond of this series authenticated and delivered upon the transfer or exchange of a bond prior to the first Interest Payment Date to which interest on all outstanding bonds of this series has been paid shall have the same Initial Interest Accrual Date as the bond surrendered in such transfer or exchange.

Prior to the Par Call Date (as hereinafter defined), the bonds of this series shall be redeemable in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at a redemption price equal to the greater of

(c)
100% of the principal amount of the bonds being redeemed and
(d)
(i) the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds being redeemed (assuming, for this purpose, that the bonds of this series were stated to mature on the Par Call Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, less (ii) interest accrued to the redemption date, plus, in the case of either (a) or (b) above, whichever is applicable, accrued and unpaid interest on such bonds to the date of redemption.

On or after the Par Call Date, the bonds of this series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, upon notice mailed as aforesaid, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest on such bonds to the date of redemption.

"Par Call Date" means November 1, 2055.

"Treasury Yield" has the meaning set forth in the Seventieth Supplemental Indenture.

If the Company shall have reasonably determined that it is reasonably likely that any Purchaser's (as defined in the Bond Purchase Agreement) is a "specified foreign entity" (as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended), then the bonds of this series held by such Purchaser shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, at a redemption price of 100% of the principal amount of the bonds to be redeemed plus accrued and unpaid interest to the date of redemption. If there shall be more than one such Purchaser, the Company shall determine the Purchaser or Purchasers whose bonds of the series are to be redeemed in accordance with this paragraph and the principal amount of bonds of each such Purchaser to be redeemed.

Except as provided above, (a) the bonds of this series are not redeemable prior to the Stated Maturity Date and (b) no amount other than the principal of and interest on the bonds of this series shall be payable in respect of such bonds at Maturity or otherwise.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

____________________

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________

[please insert social security or other identifying number of assignee]

________________________________________________________________________

[please print or typewrite name and address of assignee]

________________________________________________________________________

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint ____________________________________________, Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________

___________________________________

[signature of assignor]

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.